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                                                    [Montchanin Loan Assignment]



                                     FORM OF
                       ASSIGNMENT AND ASSUMPTION AGREEMENT

                  THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Agreement") is made and entered into as of January ____, 1998, among (i) Genesis Health Ventures, Inc., a Pennsylvania corporation, in its capacity as the assigning lender hereunder ("Genesis"), (ii) Elder Trust Operating Limited Partnership, a Delaware limited partnership (the "Operating Partnership") and (iii) Senior LifeChoice, LLC, a Pennsylvania limited liability company (together with its successors and assigns, the "Borrower").

                  WHEREAS, Genesis and the Borrower entered into that certain Construction Loan and Working Capital Deficit Agreement, dated as of September 30, 1997 (as may be amended or assigned from time to time, the "Loan Agreement"), pursuant to which Genesis agreed to make a loan to the Borrower in the aggregate principal amount of $9,500,000 (the "Loan"), and in connection with which the Borrower executed and delivered to Genesis that certain Open-End Mortgage and Security Agreement (the "Mortgage") in which Genesis was granted a first priority lien in and to all of the property and premises, as improved from time to time, located at Route 141, Rockland Road and Rockland Connector, Brandywine Hundred, New Castle County, Delaware (the "Property") as well as a security interest in Borrower's fixtures, equipment and other collateral identified therein to secure the obligations of the Borrower in connection with, among other things, the Loan.

                  WHEREAS, the Loan was evidenced by that certain Construction Mortgage Note, dated as of September 30, 1997 (the "Note"), executed by Borrower, and payable to the order of Genesis in the principal amount of $9,500,000;

                  WHEREAS, simultaneously with the execution and delivery of the Loan Agreement, the Borrower executed and delivered to Genesis that certain Assignment of Rents and Leases and Collateral Assignment of Agreements Affecting Real Estate (together, the "Assignments" and collectively with the Loan Agreement, Note and Mortgage, and any all other documents executed in connection therewith, as may be modified, replaced, renewed or amended from time to time, the "Loan Documents");

                  WHEREAS, the Operating Partnership has agreed to purchase, and Genesis has agreed to sell, transfer and assign to the Operating Partnership the Note and all of Genesis' rights, title and interest therein and thereto, as well as all of its rights, title and interest in and to each of the Loan Documents;

                  WHEREAS, the Operating Partnership wishes to become a party to the Loan Agreement as a lender and is willing to assume the rights and obligations of a lender therein contained;



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                  WHEREAS, by executing this Agreement, Borrower is
acknowledging, agreeing and consenting to the assignment of all of Genesis' rights, title and interests in and to the Loan Documents, and specifically, its rights to all of the benefits as a secured party thereunder.

                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:


1. CERTAIN DEFINITIONS.

                  For purposes of this Agreement, capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Loan Agreement.


2. ASSIGNMENT AND ASSUMPTION.

                  2.1 At or before 12:00 noon on January ____, 1998, the Operating Partnership shall pay to Genesis, in immediately available funds, an amount equal to __________________ Dollars ($__________) (the "Purchase Price"). Effective upon the date of receipt by Genesis of the Purchase Price (the "Transfer Effective Date"), Genesis hereby irrevocably sells, assigns and transfers to the Operating Partnership, without recourse, and the Operating Partnership hereby irrevocably purchases, takes and assumes from Genesis the Note, as well as all of the Loan Documents.

                  2.2 From and after the Transfer Effective Date, the Operating Partnership shall be a party to the Loan Agreement as a lender for all purposes thereof.

                  2.3 All principal payments that would otherwise be payable from and after the Transfer Effective Date to or for the account of Genesis pursuant to the Loan Agreement or the Note shall instead be payable to the Operating Partnership.


                  2.4 All interest, fees and other amounts that otherwise accrue for the account of Genesis from and after the Transfer Effective Date pursuant to the Loan Agreement and the Note shall, instead, accrue for the account of, and be payable to the Operating Partnership.

                  2.5 The parties hereto agree and acknowledge that effective from and after the Transfer Effective Date, the Operating Partnership shall be secured under, and shall be the beneficiary of the security interests and liens granted under, the Mortgage, Loan Agreement, the Assignments and any and all of the other Loan Documents to secure the obligations of the Borrower in connection with the Loan, and that wherever the term "Lender" is used in any such document, that term shall mean the Operating Partnership.

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                  2.6 Concurrently with the execution of this Agreement, Genesis will provide to the Operating Partnership conformed copies of all of the Loan Documents.

                  2.7 By executing and delivering this Agreement, the parties confirm and agree as follows:

                           (a) other than the representation and warranty that
it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that Genesis has performed all of its obligations under the Loan Documents to date. Genesis makes no representation and warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement, the Note or any other Loan Document;

                           (b) Genesis makes no representation and warranty and
assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under any of the Loan Documents;

                           (c) the Operating Partnership has received a copy of
each of the Loan Documents together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; and

                           (d) the Operating Partnership will, independently
and without reliance upon Genesis, continue to make its own credit decisions in taking or not taking action under the Loan Documents.

                           (e) the Operating Partnership hereby agrees to
indemnify, defend and hold harmless Genesis and its officers, directors, employees and agents from and against any and all liabilities, losses, claims, damages and expenses, including reasonable attorneys' fees and expenses, of any kind or nature directly or indirectly resulting from or arising out of any of the Loan Documents assigned hereunder, or any act or omission to act by Genesis or its officers, directors, employees or agents in connection therewith, including, without limitation, all claims for commissions to any broker or intermediary, disputes between or among Borrower, any subcontractors, material suppliers, purchasers and tenants, unless caused by the gross negligence or willful malfeasance of Genesis or by Genesis' breach of its representations and warranties under this Agreement, or failure to perform under this Agreement.


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3. MISCELLANEOUS.

                  3.1 This Agreement shall be binding and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

                  3.2 If any of the provisions or terms of this Agreement shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any of the other terms hereof, and this Agreement shall be construed as if such unenforceable term has never been contained herein.

                  3.3 This Agreement may be executed in one or more counterparts, each of which shall constitute an original Agreement but all of which together shall constitute one and the same instrument.

                  3.4 The descriptive headings herein are for convenience only and shall not affect the meaning or construction of any of the provisions hereof. Words used herein, regardless of the number and gender specifically used shall be deemed and construed to include any other number, singular, or plural, and any other gender, masculine, feminine or neuter, as the context requires.

                  3.5 All notices, requests, consents, demands, approvals and other communications hereunder shall be deemed to have been duly given, made or served if in writing and when delivered personally (including without limitation by means of telex, telecopies or telefax systems), or the day following delivery to a nationally recognized, reputable overnight courier service which guarantees delivery within twenty-four hours, charges prepaid, to the respective parties to this Agreement as follows:

                  (a)      If to the Borrower, to:

                           Senior Life Choice, LLC
                           2393 Kimberton Road
                           P.O. Box 864
                           Kimberton, PA  19442
                           Attention:

                           With a copy (which shall not constitute notice) to:

                           Heller, Kapustin, Gershman & Vogel
                           486 Norristown Road, Suite 230
                           Blue Bell, PA  19422
                           Attention:  Warren Vogel, Esq.



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            (b)      If to Genesis, to:

                     Genesis Health Ventures, Inc.
                     148 West State Street
                     Kennett Square, Pennsylvania  19348
                     Attention:   Chairman & Chief Executive Officer
                                  Law Department - General Counsel - Corporate

            (c)      If to the Operating Partnership, to:

                     ElderTrust Operating Limited Partnership
                     415 McFarlan Road, Suite 202
                     Kennett Square, PA  19348
                     Attention:  Edward B. Romanov, Jr.

                     with a copy (which shall not constitute notice) to:

                     Hogan & Hartson L.L.P.
                     555 13th Street, N.W.
                     Washington, D.C.  20004
                     Attention:  George P. Barsness, Esq.

                  The designation of the person to be so notified or the address of such person for the purposes of such notice may be changed from time to time by similar notice in writing, except that any communication with respect to a change of address shall be deemed to be given and made when received by the party to whom such communication was sent.

                  3.6 The validity, meaning and effect of this Agreement shall be determined in accordance with the laws of the State of Pennsylvania without regard to conflicts of laws principles thereof.

                  3.7 No provision of this Agreement may be amended, modified, terminated or waived except by a writing duly executed by each party sought to be bound by such amendment, modification, termination or waiver.

                  3.8 The parties hereto agree to execute any and all such further documents as the Operating Partnership may require or request in order to carry out the intentions of the parties hereunder.

                    [SIGNATURES APPEAR ON THE FOLLOWING PAGE]



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                  IN WITNESS WHEREOF, each party hereto has duly executed or caused this Assignment and Assumption Agreement to be duly executed on such party's behalf as of the date first above written.

                             GENESIS HEALTH VENTURES, INC.,
                             Assignor





                             By:__________________________________
                             Name:________________________________
                             Title:_______________________________

                             ELDERTRUST OPERATING LIMITED PARTNERSHIP
                                            Assignee


                             By: ElderTrust, a Maryland real estate
                                 investment trust, general partner


                             By:__________________________________
                             Name:________________________________
                             Title:_______________________________


                             SENIOR LIFE CHOICE, LLC
                                            Borrower


                             By:__________________________________
                             Name:________________________________
                             Title:_______________________________



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